Exhibit 99.3

Condensed Consolidated Interim Financial Statements of

(Unaudited)

7685947 CANADA INC.

Nine-month periods ended September 30, 2014 and 2013

7685947 CANADA INC.

Condensed Consolidated Interim Financial Statements

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

Financial Statements

Condensed Consolidated Interim Balance Sheet	1

Condensed Consolidated Interim Statement of Operations	2

Condensed Consolidated Interim Statement of Changes in Shareholders’ Deficiency	3

Condensed Consolidated Interim Statement of Cash Flows	4

Notes to Condensed Consolidated Interim Financial Statements	5

7685947 CANADA INC.

Condensed Consolidated Interim Balance Sheet

(Unaudited)

September 30, 2014 and December 31, 2013

	September 30,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$—	$108,191
Accounts receivable	4,461,108	5,678,208
Inventories	12,531,054	10,288,126
Prepaid expenses and deposits	510,940	1,172,684
Income taxes receivable	262,572	—
Advances to a shareholder, without interest or repayment terms	—	84,018

	17,765,674	17,331,227
Property, plant and equipment	14,237,463	10,250,341
Intangible assets	1,209,827	1,397,966

	$33,212,964	$28,979,534

Liabilities and Shareholders’ Deficiency
Current liabilities:
Bank overdraft	$477,148	$—
Credit facilities (note 4)	4,530,000	2,300,000
Accounts payable and accrued liabilities	7,064,222	5,821,509
Income taxes payable	—	681,287
Redeemable shares (note 8)	4,000,000	—
Redeemable shares issued by a subsidiary (note 5)	30,135,639	27,748,881
Current portion of long-term debt (note 6)	615,724	802,025

	46,822,733	37,353,702
Long-term debt (note 6)	2,328,691	2,446,772
Future income taxes (note 7)	1,478,107	1,275,203

	50,629,531	41,075,677
Shareholders’ deficiency:
Share capital (note 8):
Class B, C and L shares	110	200
Class D, E, F, I, J and M shares, redeemable at the option of the holder for a total amount of $34,556,134 (December 31, 2013 - $12,259,613)	217,640	205,211
Deficit	(17,193,094)	(11,233,658)

Total deficiency attributable to the shareholders of 7685947 Canada Inc.	(16,975,344)	(11,028,247)
Non-controlling interest	(441,223)	(1,067,896)

Total shareholders’ deficiency	(17,416,567)	(12,096,143)
Commitments and contingencies (note 10)
Subsequent event (note 12)

	$33,212,964	$28,979,534

See accompanying notes to unaudited condensed consolidated interim financial statements.

On behalf of the Board:

/s/ François Angers	Director

/s/ Michael Logerfo	Director

7685947 CANADA INC.

Condensed Consolidated Interim Statement of Operations

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

	September 30,	September 30,
	2014	2013
	(9 months)	(9 months)

Revenue	$26,517,067	$25,561,639
Cost of sales	14,174,122	15,022,396

	12,342,945	10,539,243

Operating expenses:
Selling and administration	7,124,936	5,569,876
Research and development	1,951,383	1,534,527
Oncology plant related	1,427,743	1,878,980

	10,504,062	8,983,383

Earnings before financial expenses and income taxes	1,838,883	1,555,860

Financial expenses (note 9)	2,397,132	2,768,485

Loss before income taxes	(558,249)	(1,212,625)

Income taxes:
Current	5,336	170,787
Future	202,904	132,673

	208,240	303,460

Net loss	$(766,489)	$(1,516,085)

Net loss attributable to:
Shareholders of 7685947 Canada Inc.	$(773,818)	$(1,376,373)
Non-controlling interest	7,329	(139,712)

	$(766,489)	$(1,516,085)

See accompanying notes to unaudited condensed consolidated interim financial statements.

7685947 CANADA INC.

Condensed Consolidated Interim Statement of Changes in Shareholders’ Deficiency

(Unaudited)

Nine-month periods ended September 30, 2014 and year ended December 31, 2013

	Total shareholders’ deficiency	7685947 Canada Inc.’s shareholders		Non-controlling interest
		Deficit	Share capital

Balance as at December 31, 2012	$(11,475,249)	$(10,672,179)	$205,411	$(1,008,481)

Net loss (9 months)	(1,516,085)	(1,376,373)	—	(139,712)

Balance as at September 30, 2013	(12,991,334)	(12,048,552)	205,411	(1,148,193)

Net earnings (3 months)	895,191	814,894	—	80,297

Balance as at December 31, 2013	(12,096,143)	(11,233,658)	205,411	(1,067,896)

Net loss (9 months)	(766,489)	(773,818)	—	7,329

Redemption of Class F shares	(553,935)	(553,678)	(257)	—

Refundable dividend tax on hand	(145,673)	(145,673)	—	—

Dividend refund	145,673	145,673	—	—

Dividend on Class L shares	(4,000,000)	(4,000,000)	—	—

Purchase of non-controlling interest	—	(631,940)	12,596	619,344

Balance as at September 30, 2014	$(17,416,567)	$(17,193,094)	$217,750	$(441,223)

See accompanying notes to unaudited condensed consolidated interim financial statements.

7685947 CANADA INC.

Condensed Consolidated Interim Statement of Cash Flows

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

	September 30, 2014	September 30, 2013
	(9 months)	(9 months)

Cash flows (used in) from operating activities:
Net loss	$(766,489)	$(1,516,085)
Adjustments for:
Amortization of intangible assets	382,589	898,247
Amortization of financing costs	676	690
Amortization of property, plant and equipment	754,886	717,905
Dividend on redeemable shares issued by a subsidiary	8,141	—
Future income taxes	202,904	132,673
Deferred revenue	—	(115,385)
Adjustment to the fair value of the redeemable shares issued by a subsidiary	1,999,599	2,490,147
Net change in non-cash operating working capital:
Accounts receivable	1,217,100	(124,229)
Inventories	(2,242,928)	(2,786,346)
Prepaid expenses and deposits	661,744	(176,585)
Accounts payable and accrued liabilities	1,242,713	401,738
Income taxes payable	(943,859)	(604,182)

	2,517,076	(681,412)

Cash flows from (used in) financing activities:
Net increase in bank overdraft	477,148	—
Net variation in credit facilities	(770,000)	2,150,000
Issuance of new credit facility	3,000,000	—
Repayment of long-term debt	(305,058)	(407,706)
Redemption of Class F shares	(553,935)	—
Issuance of redeemable shares by a subsidiary	379,018	—
Increase in advances to a shareholder	84,018	2,310

	2,311,191	1,744,604

Cash flows (used in) from investing activities:
Increase in intangible assets	(194,450)	(339,110)
Additions to property, plant and equipment	(4,742,008)	(771,301)

	(4,936,458)	(1,110,411)

Net decrease in cash and cash equivalents	(108,191)	(47,219)
Cash and cash equivalents, beginning of period	108,191	114,533

Cash and cash equivalents, end of period	$—	$67,314

Supplemental cash flow information:
Non-cash financing activities:
Dividend payable by the issuance of shares	$4,000,000	$—
Purchase of non-controlling interest by issuance of shares	12,596	—

See accompanying notes to unaudited condensed consolidated interim financial statements.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

7685947 Canada Inc. (the “Company”) is a private company incorporated under the Canada Business Corporations Act which manufactures and distributes pharmaceutical products.

1.	Basis of presentation:

These unaudited condensed consolidated interim financial statements are prepared in accordance with Canadian GAAP applicable to private enterprises, which are ASPE in Part II of CPA Canada Handbook (the “Handbook”) for interim financial statements.

These unaudited condensed consolidated interim financial statements have been prepared using accounting policies consistent with those used in preparing the Company’s annual consolidated financial statements for the year ended December 31, 2013, with differences explained below. These unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s annual consolidated financial statements.

The recognition, measurement and disclosure requirements of Canadian GAAP applicable to private enterprises differ from those of Canadian GAAP applicable to publicly accountable enterprises, which are international financial reporting standards incorporated into the Handbook.

The recognition, measurement and disclosure requirements of Canadian GAAP applicable to private enterprises differ from those of U.S. generally accepted accounting principles (“U.S. GAAP”). See Note 11 for a description of material variations between ASPE and U.S. GAAP.

These financial statements are presented in Canadian dollars.

2.	Significant accounting policies:

The Company’s significant accounting policies that have changed from the annual policies are as follows:

(a)	Principle of consolidation:

The Company’s condensed consolidated interim financial statements include the accounts of 7685947 Canada Inc., and its subsidiaries, which are owned as follows at September 30, 2014:

Subsidiary	Participation

176441 Canada Inc.	100%
Omega Laboratories Ltd.	65%

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

2.	Significant accounting policies (continued):

(b)	Class D, E, F, I, J and M shares:

The Company presents as equity Class D, E, F, I, J and M shares that were issued in accordance with Sections 85 and 86, two of the allowable sections of the Income Tax Act, in a tax planning arrangement, at their original book value.

(c)	Use of estimates:

The preparation of the condensed consolidated interim financial statements in conformity with ASPE requires management to make estimates and assumptions. The reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated interim financial statements, and the reported amounts of revenue and expenses during the year are established with these estimates and assumptions. Significant items subject to such estimates include the key economic assumptions used to determine the fair value of the redeemable shares issued by a subsidiary, the provision for doubtful accounts, the tax credits receivable, the provision for inventory obsolescence, the useful lives of assets for amortization purposes and the evaluation of the net recoverable value and the provision for income taxes and the composition of future tax assets and liabilities. Actual results could differ from those estimates.

3.	Recently issued accounting standard:

In August 2014, the Accounting Standards Board (AcSB) issued Section 1591, Subsidiaries, which replaces Section 1590, Subsidiaries. The new standard requires the use of professional judgment to determine when control is obtained through means other than equity interests. This new standard is effective for fiscal years beginning on or after January 1, 2016 with earlier adoption permitted. The Company chose to early adopt Section 1591, for fiscal 2013. In accordance with the new standard, when the Company applies for the first time an accounting policy to consolidate its subsidiaries, the Company can measure prospectively its non-controlling by using the carrying amounts of the assets and liabilities in the financial statements of its subsidiaries at the beginning of the fiscal year immediately preceding the date at which the Company prepares consolidated financial statements for the first time. As such, the Company measured its non-controlling interest balance at the proportionate share of net assets of its subsidiaries as at January 1, 2012. The adoption of this standard has no other impact on the consolidated financial statements.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

4.	Credit facilities:

The Company has an authorized operating credit facility in the amount of $8,200,000. The operating credit facility can be utilized in the form of floating-rate advances for an amount not exceeding $7,000,000 and advances in the form of letter of guarantee or letter of credit, within that limit for an amount not exceeding $2,000,000. The operating credit facility can also be utilized in the form of advances to cover the Company’s currency risk for an amount not exceeding $1,200,000. As at September 30, 2014, the operating credit facility was used in the form of floating-rate advances for an amount of $1,530,000 (December 31, 2013 - $2,300,000), bearing interest at the prime rate of the bank plus 0.50% (effective rate of 3.50%).

In July 2014, the Company obtained a $3,000,000 demand loan, bearing interest at the prime rate of the bank, plus a premium of 1.75% (effective rate of 4.75%). This demand loan is secured by a hypothec on the universality of the property of the Company for an amount of $3,000,000, plus an additional hypothec of 20% of this amount, bearing interest at 25% per annum. This loan matures in November 2014.

The Company also has a decreasing revolving credit facility, which is utilized in the amount of $266,652 as at September 30, 2014 (December 31, 2013 - $416,655) (Note 6).

The operating credit facility and the special credit are secured by a first ranking hypothec in the amount of $8,250,000 on the universality of the inventories, the trade receivables and on the intellectual property of the Company, present and future.

The decreasing revolving credit facility is secured by a first ranking hypothec in the amount of $1,000,000, on the universality of the equipment, tooling and office furniture financed by the present credit.

The credit facilities are also secured by a first ranking security agreement on the universality of the tangible and intangible assets, present or future, registered in the provinces of Alberta, British Columbia and Ontario.

The credit facilities are subject to certain restrictions, including the obligation to maintain certain financial ratios. As at September 30, 2014, certain financial ratios were not met. Consequently, the decreasing revolving credit facility of $266,652 was presented in the current liabilities.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

5.	Redeemable shares issued by a subsidiary:

The Company presents its financial instruments as liabilities or a component of equity based on the substance of the agreement at the time of the issuance of the financial instruments, according to the definition of financial liabilities and equity under ASPE.

Per the shareholder agreement, one of the non-controlling interest shareholders of Class A, C and D shares issued by a subsidiary of the Company (Omega Laboratories Ltd.) has a right to require the subsidiary to redeem its shares at its option since July 2009, redemption value being the higher of the book value of the shares and the proportion of the shareholder’s interests in the fair value of the Company. As at September 30, 2014, these shares are presented as financial liabilities and are remeasured each year at the redemption value. The amount of the remeasurement adjustment is presented in the financial expenses in the condensed consolidated interim statement of operations.

Financial liabilities related to redeemable shares issued by a subsidiary are:

	September 30, 2014	December 31, 2013

6,286.83 Class A shares (December 31, 2013 - 5,566.83)	$29,748,480	$24,570,937

379,018 Class C shares (December 31, 2013 - nil)	387,159	—

Nil Class D shares (December 31, 2013 - 720)	—	3,177,944

	$30,135,639	$27,748,881

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

6.	Long-term debt:

	September 30, 2014	December 31, 2013

Mortgage loan with the Business Development Bank of Canada, secured by a building, bearing interest at the prime rate of the lender plus 0.25% (effective rate of 5.25% at September 30, 2014), payable in one installment of $6,010 and in 263 monthly installments of $4,730 plus interest, starting in April 2014 and maturing in November 2036	$1,250,000	$1,250,000

Mortgage loan with the Business Development Bank of Canada, secured by a building and the equipment, and also by the universality of the property of the Company, bearing interest at the prime rate of the lender (effective rate of 5% at September 30, 2014), payable in 120 monthly installments of $10,250 plus interest, maturing in April 2020	666,250	697,000

Mortgage loan with the Business Development Bank of Canada, secured by a building and the equipment, and also by the universality of the property of the Company, bearing interest at the rate of 6.10%, payable in 179 installments of $6,800 plus interest, maturing in November 2019	408,000	428,400

Decreasing revolving credit facility, secured and subject to certain condition mentioned in the credit facilities (note 4), bearing interest at the prime rate of the bank plus 1.00% (effective rate of 4% at September 30, 2014), monthly decrease of $16,667, maturing in November 2014(1)	266,652	416,655

Mortgage loan with the Business Development Bank of Canada, secured by a building and also by the universality of the property of the Company, bearing interest at the prime rate of the lender plus 1.5% (effective rate of 6.5% at September 30, 2014), payable in monthly installments of $4,850 plus interest, maturing in August 2019	286,150	329,800

Balances carryforward	2,877,052	3,121,855

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

6.	Long-term debt (continued):

	September 30, 2014	December 31, 2013

Balances brought forward	$2,877,052	$3,121,855

Mortgage loan with the Business Development Bank of Canada, secured by a building and also by the universality of the property of the Company, bearing interest at the prime rate of the lender plus 0.5% (effective rate of 4.5% at September 30, 2014), payable in monthly installments of $6,335 plus interest, maturing in August 2015	69,685	127,000

Obligations under capital leases for computer equipment, bearing interest at rates between 7.38% and 16.27%, payable in equal installments between $463 and $1,092 until January 2015	2,107	5,047

	2,948,844	3,253,902

Less deferred financing costs	4,429	5,105

Current portion of long-term debt	615,724	802,025

	$2,328,691	$2,446,772

(1)	This facility is subject to certain restrictions, including the obligation to maintain certain financial ratios. As at September 30, 2014, certain ratios were not met. As the creditor has not given up its rights on these restrictions, the credit facility was reclassified in the current liabilities.

The estimated payments over the next years are as follows:

	Obligations under capital leases	Other loans	Total

2015	$2,316	$613,617	$615,933
2016	—	319,560	319,560
2017	—	319,560	319,560
2018	—	319,560	319,560
2019		314,710	314,710
2020 and thereafter	—	1,059,730	1,059,730

Total of minimum payments	2,316	2,946,737	2,949,053

Less interests included in the minimum payments	209	—	209

	$2,107	$2,946,737	$2,948,844

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

7.	Future income taxes:

The tax effects of temporary differences that give rise to significant portion of future income tax assets and future tax liabilities are as follows:

	September 30, 2014	December 31, 2013

Future income tax assets:
Intangible assets	$262,701	$277,215

Future income tax liabilities:
Research and development costs	322,205	372,310
Property, plant and equipment	1,406,954	1,137,142
Others	11,649	42,966

	1,740,808	1,552,418

	$(1,478,107)	$(1,275,203)

Financial statements’ presentation:
Long-term future income tax liabilities	$1,478,107	$1,275,203

8.	Share capital:

(a)	Unlimited number of shares, without par value:

Class B, non-voting, participating, non-cumulative dividend, rights to net assets of the Company pari passu with Class L shares

Class C, voting each share granting ten votes, non-participating, redeemable at the option of the Company at a price determined by the Board of Directors, rights to the fair value of the consideration received at issuance in case of a windup of the Company. Class C shares have priority over Class B shares

Class D, E and F, non-voting, non-participating, non-cumulative dividend and redeemable at the option of the shareholder or the Company at the fair value of the consideration received at issuance plus unpaid declared dividends minus any reduction in paid-up capital, rights to the redemption price as described above in case of a windup of the Company. Class D, E and F shares have priority over Class B, C, I, J, L and M shares

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

8.	Share capital (continued):

(a)	Unlimited number of shares, without par value (continued):

Class I, non-voting, non-participating, non-cumulative dividend and redeemable at the option of the shareholder or the Company at the fair value of the consideration received at issuance plus unpaid declared dividends minus any reduction in paid-up capital, rights to the redemption price as described above in case of a windup of the Company. Class I shares have priority over Class B, C and L shares, exchangeable at the option of the shareholder for Class B shares at a ratio of 1:1

Class J, non-voting, non-participating, non-cumulative dividend and redeemable at the option of the shareholder or the Company at the fair value of the consideration received at issuance plus unpaid declared dividends minus any reduction in paid-up capital, rights to the redemption price as described above in case of a windup of the Company. Class J shares have priority over Class B, C, I and L shares

Class K, non-voting, non-participating, non-cumulative dividend of 5% and redeemable at the option of the shareholder or the Company at a price of $1 per share plus unpaid declared dividends, rights to the redemption price as described above in case of a windup of the Company. Class K shares have priority over Class B, C, I, J and L shares

Class L shares, voting, participating, rights to the net assets in case of a windup of the Company, pari passu with Class B shares

Class M, non-voting, non-participating, non-cumulative dividend and redeemable at the option of the shareholder or the Company at the fair value of the consideration received at issuance plus unpaid declared dividends minus any reduction in paid-up capital, rights to the redemption price as described above in case of a windup of the Company. Class M shares have priority over Class B, C, I, J, K and L shares

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

8.	Capital stock (continued):

(b)	Issued and paid:

	September 30, 2014	December 31, 2013

Nil Class B shares (December 31, 2013 - 100)	$—	$100
100 Class C shares	100	100
9,163,531 Class D shares	165,796	165,796
1,326,279 Class E shares	38,546	38,546
1,316,394 Class F shares (December 31, 2013 - 1,870,329)	612	869
15 Class I shares	15	—
100 Class J shares	12,596	—
10 Class L shares	10	—
100 Class M shares	75	—

	$217,750	$205,411

In June 2014, the Class F shareholder redeemed 553,935 shares for an amount of $553,935. The excess of the redemption amount over the book value of $553,678 paid was recorded against the deficit.

In September 2014, in a tax planning reorganization, the Class B shareholders exchanged their 100 shares for 15 Class I, 10 Class L and 100 Class M shares. The non-controlling interest in a subsidiary was also entirely purchased by the issuance of 100 Class J shares.

In September 2014, the Company declared a $4,000,000 dividend to the Class L shareholder. The dividend was paid by the mean of an issuance of $4,000,000 Class K shares, redeemable at a price of $1 per share at any time at the option of the holder (Note 8 (d)).

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

8.	Capital stock (continued):

(c)	Shares redeemable at the option of the holder presented as equity:

The following share classes are redeemable at the option of the holder at the following amounts:

Class D shares	$9,063,005
Class E shares	1,326,279
Class F shares	1,316,394
Class I shares (1)	6,858,779
Class J shares (1)	3,460,561
Class M shares	12,531,116

$34,556,134

(1)	The redemption value of these shares are based on the October 1, 2014 sales price of the Company’s shares (Note 12) and are therefore subject to adjustment based on the final post-closing sales price adjustments. Therefore, the redemption value disclosed here could differ from the final redemption price.

(d)	Shares redeemable at the option of the holder presented as liabilities:

The Company presents its financial instruments as liabilities or a component of equity based on the substance of the agreement at the time of the issuance of the financial instruments, according to the definition of financial liabilities and equity under ASPE.

Class K shareholder has a right to require the Company to redeem shares at its option at anytime at a redemption value of $1 per share. As at September 30, 2014, these shares are presented as financial liabilities and are measured at their redemption value.

Financial liabilities related to redeemable shares are:

	September 30, 2014	December 31, 2013

4,000,000 Class K shares (December 31, 2013 - nil)	$4,000,000	$—

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

9.	Financial expenses:

	September 30, 2014	September 30, 2013
	(9 months)	(9 months)

Adjustment to the fair value of the redeemable shares issued by a subsidiary	$1,999,599	$2,490,147
Interest on long-term debt	134,598	162,051
Bank charges and other interests	254,118	115,597
Dividend on redeemable shares issued by a subsidiary	8,141	—
Amortization of financing costs	676	690

	$2,397,132	$2,768,485

10.	Commitments and contingencies:

(a)	Operating leases:

The Company is committed under operating lease agreements, including leases for premises and rolling stock, expiring at various dates up to June 2021, for which the total lease payments amount to $4,830,702. The minimum lease payments for the next years are as follows:

2015	$701,623
2016	678,363
2017	690,568
2018	711,285
2019	732,623
2020 and thereafter	1,316,240

$4,830,702

(b)	Contingencies:

The Company is a defendant in a certain number of claims in the normal course of business. The potential outcome of such claims is not expected to have a materially adverse effect on the Company’s financial position or its results of operations.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

10.	Commitments and contingencies (continued):

(c)	Purchase commitments:

The Company has entered into significant purchase commitments for equipment from two suppliers. As at September 30, 2014, an amount of approximately $3.6 million (December 31, 2013 - $3.3 million) is committed. These purchase commitments are in the normal course of business.

11.	Description of material variations between Canadian accounting standards for private enterprises and U.S. generally accepted accounting principles:

This footnote identifies the nature of material variations in the accounting principles, practices and methods used in preparing these consolidated financial statements pursuant to ASPE from the principles, practices and methods pursuant to U.S. generally accepted accounting principles (“U.S. GAAP”). This footnote does not identify disclosure differences. The material variations are as follows for the nine-month period ended September 30, 2014:

(a)	Pursuant to ASPE, the Company early adopted Section 1591, Subsidiaries, for its first set of ASPE consolidated financial statements and as such, the Company measured its non-controlling interest balance prospectively from January 1, 2012, as described in Note 3. Rather than establishing its non-controlling interest balances retrospectively based on the guidance in effect in the respective historical years, the Company measured its non-controlling interest balance based on the carrying amounts of the assets and liabilities in the financial statements of the subsidiaries as at January 1, 2012. Pursuant to U.S. GAAP, the non-controlling interest balance would have to be established retrospectively pursuant to the guidance in effect in the respective historical years.

(b)	Pursuant to ASPE, the Company capitalized, as intangible assets, deferred developments costs of products and deferred costs related to the implementation of the new plant. Pursuant to U.S. GAAP, those costs would have been expensed as incurred. As a result, to adjust to U.S. GAAP, the balance of such costs of $1,209,827 as at September 30, 2014 would have been expensed in the period such costs were incurred and the amortization of $382,589 for the nine-month period ended September 30, 2014 would be replaced with the actual costs of $194,450 incurred during the period.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

11.	Description of material variations between Canadian accounting standards for private enterprises and U.S. generally accepted accounting principles (continued):

(c)	Pursuant to ASPE, the Class D, E, F, I, J and M shares, which are redeemable at the option of the holder, are recorded in equity due to an ASPE exception from liability treatment for preferred shares issued in tax planning arrangements, and measured at their original book value, as described in Notes 2 (b) and 8. Further, pursuant to ASPE, the Class K shares are recorded as a current liability at their redemption amount, as described in Note 8. Pursuant to U.S. GAAP, the embedded redemption options do not create unconditional obligations and as such, the shares are not recorded as liabilities. However, pursuant to SEC guidance, the Class D, E, F, I, J, K and M shares would have been recorded as temporary equity between liabilities and shareholders’ deficiency on the consolidated balance sheet and measured at September 30, 2014 at their redemption amount, with the offset recorded in an account within shareholders’ deficiency. As a result, to adjust to U.S. GAAP, as at September 30, 2014, temporary equity would have been increased by $38,556,134, current liabilities would have been decreased by $4,000,000 and shareholders’ deficiency would have been increased by $34,556,134.

(d)	Pursuant to ASPE, the Class A and C shares issued by a subsidiary owned by one non-controlling interest shareholder are classified as a current liability and remeasured each period to the current redemption amount, through earnings, due to the shareholder having the current right to put its shares to the subsidiary, as described in Note 5. Pursuant to U.S. GAAP, the embedded put option does not create an unconditional obligation and as such, the shares are not recorded as liabilities. However, pursuant to SEC guidance, the puttable shares would have been recorded as temporary equity between liabilities and shareholders’ deficiency on the consolidated balance sheet and measured at the greater of the non-controlling interest balance computed pursuant to consolidation guidance and the current redemption amount as at September 30, 2014. Further a portion of the net earnings would have been attributed to this non-controlling interest shareholder for the nine-month period ended September 30, 2014. As a result, to adjust to U.S. GAAP, the current liability of $30,135,639 as at September 30, 2014 for the puttable shares would not have existed, temporary equity would have been established, the remeasurement of the puttable shares in earnings of $1,999,599 for the nine-month period ended September 30, 2014 would not have existed, a portion of the earnings for the nine-month period ended September 30, 2014 would have been attributed to this non-controlling interest shareholder, and the shareholders’ deficiency would have been adjusted accordingly.

7685947 CANADA INC.

Notes to Condensed Consolidated Interim Financial Statements, Continued

(Unaudited)

Nine-month periods ended September 30, 2014 and 2013

12.	Subsequent event:

Purchase of the Company:

On October 1, 2014, the shares of the Company were sold to Sagent Pharmaceuticals Inc. (the “Buyer”) in the same industry as the Company for an amount of $92,964,000, subject to post-closing adjustments (the “Transaction”).

On the day of the Transaction, 176441 Canada Inc. was liquidated into the Company. Also, the Buyer purchased all the non-controlling shareholders’ shares in Omega Laboratories Ltd., a subsidiary of the Company.